Exhibit 10.3

EXECUTION VERSION- OCTOBER 27, 2021

FIRST AMENDMENT TO AMENDED AND RESTATED Note purchase AND GUARANTEE agreement

THIS FIRST AMENDMENT TO AMENDED AND RESTATED NOTE PURCHASE AND GUARANTEE AGREEMENT (this “Amendment Agreement”), dated as of October 27, 2021, is entered into by and among GETTY REALTY CORP., a Maryland corporation (the “Company”), the Subsidiary Guarantors listed on Annex A attached hereto (the “Existing Subsidiary Guarantors” and, together with the Company, the “Obligors”), and each of the holders of the Notes (as defined below) (collectively, the “Noteholders”) signatory hereto.  Except as provided below, capitalized terms used in this Agreement and not defined herein have the respective meanings set forth in the Note Purchase Agreement described below.

R E C I T A L S:

WHEREAS, the Obligors and the Noteholders are parties to that certain Amended and Restated Note Purchase and Guarantee Agreement dated as of December 4, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), under which the Company’s 3.52% Series G Guaranteed Senior Notes due September 12, 2029, in the original aggregate principal amount of $50,000,000 (as amended, restated, supplemented or otherwise modified from time to time, the “Series G Notes”) and 3.43% Series J Guaranteed Senior Notes due November 25, 2030, in the original aggregate principal amount of $50,000,000 (as amended, restated, supplemented or otherwise modified from time to time, the “Series J Notes”, and together with the Series G Notes, collectively, the “Notes”) are issued and outstanding;

WHEREAS, the Noteholders hold 100% of the issued and outstanding Notes;

WHEREAS, the Obligors have requested that the Noteholders agree to amend certain provisions of the Note Purchase Agreement as set forth herein; and

WHEREAS, the undersigned Noteholders are willing to amend certain provisions of the Note Purchase Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.AMENDMENTS.

Subject to the satisfaction of each of the conditions set forth in Section 3 hereof, as of the Effective Date (as defined below), the Note Purchase Agreement is hereby amended in the manner specified in Annex B attached hereto (the “NPA Amendments”).

The NPA Amendments set forth above in this Section 1 are limited to the express terms thereof, and nothing in this Amendment Agreement shall be deemed an amendment or waiver by any Noteholder with respect to any other term, condition, representation, covenant, undertaking or

[Certain information indicated by [***] has been excluded from this Exhibit 10.3 because it is not material.]

other provision of the Note Purchase Agreement, any other Financing Document or any of the other agreements, documents or instruments executed and delivered in connection therewith.  The NPA Amendments shall not be deemed to be a course of action upon which any Obligor or any other Person may rely in the future, and each Obligor hereby expressly waives any claim to such effect.  The Noteholders reserve the right to exercise any rights and remedies available to them in connection with any present or future Defaults or Events of Default.

2.REPRESENTATIONS AND WARRANTIES.

To induce the Noteholders to execute this Amendment Agreement, each Obligor hereby represents and warrants to the Noteholders as of the date hereof and as of the Effective Date as follows:

2.1.Existing Representations and Warranties.

The representations and warranties of the Obligors set forth in the Note Purchase Agreement are true and correct as of the date hereof (except those that relate to a specific date, in which case they are true and correct as of such specific date) and the provisions of the Note Purchase Agreement and the other Financing Documents are in full force and effect.

2.2.Organization; Power and Authority.

Each Obligor is a corporation, limited liability company or partnership duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a corporation, limited liability company or partnership and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each Obligor has the corporate or other entity power and authority to execute and deliver this Amendment Agreement and to perform the provisions hereof.

2.3.Authorization, etc.

This Amendment Agreement has been duly authorized by all necessary corporate or other entity action on the part of each Obligor and constitutes a legal, valid and binding obligation of each Obligor, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.4.Compliance with Laws, Other Instruments, etc.

The execution, delivery and performance by the Obligors of this Amendment Agreement will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of any Obligor under, any (i) indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, or any other agreement or instrument to which such Obligor is bound or by which any Obligor or any of its respective properties may be bound or affected or (ii) corporate charter, memorandum of association, articles of association, regulations or by-laws, or shareholders agreement, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to any Obligor or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any Obligor.

2.5.Governmental Authorizations, etc.

No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by any Obligor of this Amendment Agreement.

2.6.Disclosure.

The documents, certificates and other writings delivered to the Noteholders by or on behalf of the Obligors in connection with this Amendment Agreement, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since June 30, 2021, there has been no change in the financial condition, operations, business, properties or prospects of the Company and its Subsidiaries, taken as a whole, except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.7.No Defaults or Events of Default.

Immediately before and immediately after giving effect to this Amendment Agreement, no Default or Event of Default exists.

3.CONDITIONS PRECEDENT.

This Amendment Agreement shall become effective as of the date (the “Effective Date”) on which each of the following conditions has been satisfied:

3.1.Execution and Delivery. Each Obligor and the Required Holders shall have executed and delivered a counterpart of this Amendment Agreement.

3.2.Representations and Warranties. The representations and warranties of the Obligors in this Amendment Agreement shall be true and correct as of the date hereof and as of the Effective Date.

3.3.Amendment to New Bank Credit Agreement and Other Note Purchase Agreements. Each of the Noteholders shall have received fully executed copies of the following (each in form and substance satisfactory to the Required Holders); (a) that certain Second Amended and Restated Credit Agreement, dated as of the date hereof, by and among the Company, each of the other Obligors party thereto, the Bank Agent and the Bank Lenders from time to time party thereto (the “New Bank Credit Agreement”), (b) an amendment to the Prudential Note Agreement, dated as of the date hereof, by and among the Obligors and the requisite Prudential

Purchasers (the “Prudential Amendment”), (c) an amendment to the Barings Note Agreement, dated as of the date hereof, by and among the Obligors and the requisite Barings Purchasers (the “Barings Amendment”) and (d) an amendment to the MetLife Note Agreement, dated as of the date hereof, by and among the Obligors and the requisite MetLife Purchasers (the “MetLife Amendment”), and each of the New Bank Credit Agreement, the Prudential Amendment, the Barings Amendment and the MetLife Amendment shall be in full force and effect or the effectiveness thereof shall occur concurrently with the Effective Date.

3.4.Payment of Fees. The Obligors shall have paid (a) to the Noteholders, an amendment fee in an aggregate amount equal to Thirty-Seven Thousand, Five Hundred Dollars ($37,500.00), which amendment fee shall be allocated among the Noteholders in proportion to the relative aggregate principal amount of Notes held by each applicable Noteholder as of the Effective Date, and (b) the reasonable fees, charges, and disbursements of the Noteholders incurred in connection with this Amendment Agreement and/or the other Financing Documents to the extent invoiced (including, without limitation, the reasonable fees of the Noteholders’ counsel, Akin Gump Strauss Hauer & Feld LLP).

3.5.Proceedings Satisfactory.  The Noteholders and their special counsel shall have received copies of such documents and instruments (whether or not specifically referred to above in this Section 3) incident to this Amendment Agreement as they may have reasonably requested prior to such date and such documents shall be in form and substance reasonably satisfactory to them.  The conditions set forth in this Section 3.5 shall be deemed satisfied upon the execution and delivery of this Agreement by the Required Holders.

3.6.Secretary’s Certificates.  The Noteholders shall have received a certificate of the Executive Vice President, Chief Financial Officer and Treasurer of each Obligor (or in the case of certain Obligors, the Executive Vice President, Chief Financial Officer and Treasurer of the general partner or sole member of such Obligor), dated as of the Effective Date, (i) certifying as to the resolutions of the board of directors (or similar body) of such Obligor evidencing approval of this Amendment Agreement and authorizing the execution and delivery hereof, and that such resolutions have not been amended, modified, revoked or supplemented as of the Effective Date,  (ii) certifying as to the incumbency, names, titles and signatures of the officers of such Obligor authorized to execute this Amendment Agreement and the other documents, instruments and agreements executed in connection herewith and therewith to which such Obligor is a party, (iii) attaching a true, accurate and complete copy of the articles of incorporation, certificate of formation, certificate of partnership or other equivalent documents of such Obligor, certified by the Secretary of State of the state of organization of such Obligor, or certifying that there have been no changes to such documents of such Obligor since such documents were certified and delivered to the Noteholders on the Closing Date, (iv) attaching a true, accurate and complete copy of the by-laws, operating agreement or other organizational document of such Obligor which were duly adopted and are in effect as of the Effective Date and have been in effect immediately prior to and at all times since the adoption of the resolutions referred to in clause (i) above, or certifying that there has been no change to such documents of such Obligor since the Closing Date, and (v) attaching a certificate of corporate or other type of entity good standing for such Obligor from the Secretary of State of its state of organization or formation dated as of the Effective Date.

3.7.Officer’s Certificate.  The Noteholders shall have received a Responsible Officer’s Certificate, dated as of the Effective Date, certifying (a) that the condition precedent set forth in Section 3.2 has been satisfied, (b) that there has been no event or circumstance since June 30, 2021 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, (c) that no action, suit, investigation or proceeding is pending or, to the knowledge of the Obligors, threatened in writing in any court or before any arbitrator or Governmental Authority that (1) relates to this Amendment Agreement, the Note Purchase Agreement or any other document in connection therewith, or any of the transactions contemplated hereby or thereby, or (2) could reasonably be expected to have a Material Adverse Effect and (d) that no consents, licenses or approvals are required in connection with the execution, delivery or performance by any Obligor, or the validity against any Obligor, of this Amendment Agreement.

3.8.Compliance Certificate.  The Noteholders shall have received a duly completed compliance certificate from a Senior Financial Officer of the Company (attaching calculations in reasonable detail) certifying that, after giving pro forma effect to the transactions contemplated to occur on the Effective Date (including, without limitation, the transactions contemplated by the New Bank Credit Agreement, all extensions of credit thereunder on the Effective Date and the other transactions contemplated by this Amendment Agreement) as if all such transactions had occurred on the last day of the most recently completed fiscal quarter of the Company, the Company is in pro forma compliance with the financial covenants set forth in Section 10.1 of the Note Purchase Agreement as of the last day of such fiscal quarter.

4.MISCELLANEOUS.

4.1.Part of Note Purchase Agreement; Future References, etc.

This Amendment Agreement shall be construed in connection with and as a part of the Note Purchase Agreement and, except as expressly modified by this Amendment Agreement, all terms, conditions and covenants contained in the Note Purchase Agreement are hereby ratified and shall be and remain in full force and effect.  Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment Agreement may refer to the Note Purchase Agreement without making specific reference to this Amendment Agreement, but nevertheless all such references shall include this Amendment Agreement unless the context otherwise requires.

4.2.Effect of Agreement.

The execution, delivery and effectiveness of this Amendment Agreement shall not operate as a waiver of any right, power or remedy of any Noteholder under the Note Purchase Agreement or any other Financing Document, or constitute a waiver of any provision of the Note Purchase Agreement or any other Financing Document, except as specifically set forth herein, and each Obligor hereby fully ratifies and affirms each Financing Document to which it is a party.

4.3.Reaffirmation of Obligations.

Each Obligor hereby (a) in the case of the Existing Subsidiary Guarantors, acknowledges and confirms the continuing existence, validity and effectiveness of its Guarantee of the Guaranteed Obligations pursuant to Section 15 of the Note Purchase Agreement before and after giving effect to this Amendment Agreement, (b) acknowledges, ratifies and reaffirms, and agrees that the NPA Amendments shall not in any way release, diminish, impair or reduce its payment and performance obligations, contingent or otherwise, under the Financing Documents to which it is a party (in the case of the Existing Subsidiary Guarantors, including without limitation the obligations under the Guarantee of the Guaranteed Obligations pursuant to Section 15 of the Note Purchase Agreement), and (c) reaffirms each of its waivers set forth in Section 15.3 of the Note Purchase Agreement.

4.4.Counterparts, Facsimiles.

This Amendment Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.  Delivery of an executed signature page by facsimile, e-mail or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Amendment Agreement.

4.5.Costs and Expenses.

The Company agrees to reimburse the Noteholders for all costs and expenses (including reasonable attorneys’ fees) incurred in the preparation, negotiation and execution of this Amendment Agreement and the matters contemplated hereby within five Business Days after the receipt by the Company of an invoice therefor.

4.6.Binding Effect.

This Amendment Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

4.7.Amendment and Waiver.

This Amendment Agreement may be amended, and the observance of any term hereof may be waived, only with the written consent of each of the parties hereto.

4.8.Severability.

The illegality or unenforceability of any provision of this Amendment Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment Agreement or any instrument or agreement required hereunder.

4.9.Entire Agreement.

This Amendment Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof.

4.10.Designation as Financing Document.

The parties hereto agree that this Amendment Agreement constitutes a Financing Document.

4.11.Governing Law; Jurisdiction and Process; Waiver of Jury Trial.

THIS AMENDMENT AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.  The terms of Section 24.7 of the Note Purchase Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto expressly and irrevocably agree to such terms.

(Remainder of Page Intentionally Left Blank - Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the date first above written.

OBLIGORs:

GETTY REALTY CORP.

By: /s/Brian R. Dickman

Name:Brian R. Dickman

Title:	Executive Vice President, Chief Financial Officer & Treasurer

GETTY PROPERTIES CORP.

GETTY TM CORP.

AOC TRANSPORT, INC.

GETTYMART INC.

LEEMILT’S PETROLEUM, INC.

SLATTERY GROUP INC.

GETTY HI INDEMNITY, INC.

GETTY LEASING, INC.

GTY MD LEASING, INC.

GTY NY LEASING, INC.

GTY MA/NH LEASING, INC.

GTY-CPG (VA/DC) LEASING, INC.

GTY-CPG (QNS/BX) LEASING, INC.

By: /s/Brian R. Dickman

Name:Brian R. Dickman

Title:	Executive Vice President, Chief Financial Officer & Treasurer

POWER TEST REALTY COMPANY

LIMITED PARTNERSHIP

By:	GETTY PROPERTIES CORP., its General Partner

By: /s/Brian R. Dickman

Name:Brian R. Dickman

Title:	Executive Vice President, Chief Financial Officer & Treasurer

(Signature Page to AIG First Amendment to Amended and Restated Note Purchase and Guarantee Agreement – Getty Realty Corp.)

GTY-PACIFIC LEASING, LLC

GTY-EPP LEASING, LLC

GTY-SC LEASING, LLC

GTY-GPM/EZ LEASING, LLC

By:	GETTY PROPERTIES CORP., its sole member

By: /s/Brian R. Dickman

Name:Brian R. Dickman

Title:	Executive Vice President, Chief Financial Officer & Treasurer

(Signature Page to AIG First Amendment to Amended and Restated Note Purchase and Guarantee Agreement – Getty Realty Corp.)

This Amendment Agreement is accepted and agreed to as of the date hereof.

Noteholders:

AMERICAN GENERAL LIFE INSURANCE COMPANY

AMERICAN HOME ASSURANCE COMPANY

NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK

By:AIG Asset Management (U.S.), LLC, as Investment Adviser

By: /s/ Byron Douglass

Name:Byron Douglass

Title: Managing Director

(Signature Page to AIG First Amendment to Amended and Restated Note Purchase and Guarantee Agreement – Getty Realty Corp.)

Annex A

SUBSIDIARIES OF THE COMPANY AND OWNERSHIP OF SUBSIDIARY STOCK

[***]1

[1]	[***] Indicates material that has been excluded from this Exhibit 10.3 because it is not material.

Annex B

NPA Amendments

1.	Notice of CPD Note Event. As of the Effective Date, Section 7.1(e) of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(e)[Intentionally omitted]”

2.	Section 10.1 (Financial Covenants). As of the Effective Date, Section 10.1 (Financial Covenants) of the Note Purchase Agreement is hereby amended and restated to read as follows:

“Section 10.1. Financial Covenants. The Company shall not:

(a)

Minimum Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth at any time to be less than the sum of (i) $664,751,000, plus (ii) an amount equal to 75% of the net proceeds received by the Company from issuances and sales of Equity Interests of the Company occurring after June 30, 2021 (other than proceeds received within ninety (90) days before or after the redemption, retirement or repurchase of Equity Interests in the Company up to the amount paid by the Company in connection with such redemption, retirement or repurchase, in each case where, for the avoidance of doubt, the net effect is that the Company shall not have increased its net worth as a result of any such proceeds).

(b)Minimum Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio, as of the last day of any fiscal quarter of the Company, to be less than 1.5:1.00.

(c)Maximum Consolidated Leverage Ratio. Permit Consolidated Total Indebtedness at any time to exceed 60% of Total Asset Value; provided, that such maximum ratio may exceed 60% during, or as of the end of, any fiscal quarter in which a Material Acquisition occurs and the consecutive two fiscal quarters immediately thereafter, but in no event shall such ratio exceed 65% at any time or exceed 60% for more than three consecutive fiscal quarters in any consecutive four fiscal quarter period.

(d)[Intentionally Omitted].

(e)Maximum Secured Indebtedness. Permit Consolidated Secured Indebtedness at any time to exceed 30% of Total Asset Value.

(f)Maximum Unsecured Leverage Ratio. Permit Consolidated Unsecured Debt at any time to exceed 60% of Unencumbered Asset Value; provided, that such maximum ratio may exceed 60% during, or as of the end of, any fiscal quarter in which a Material Acquisition occurs and the consecutive two fiscal quarters immediately thereafter, but in no event shall such ratio exceed 65% at any time or exceed 60% for more than three consecutive fiscal quarters in any consecutive four fiscal quarter period.

(g)Minimum Unencumbered Interest Coverage Ratio. Permit the Unencumbered Interest Coverage Ratio, as of the last day of any fiscal quarter of the Company, to be less than 1.75:1.00.”

3.	Accounting Terms. As of the Effective Date, Section 24.2 of the Note Purchase Agreement is hereby amended by amending and restating the second paragraph of such definition to read as follows:

“Notwithstanding anything in this Agreement to the contrary, if at any time any change in GAAP (including the adoption of the International Financial Reporting Standards (IFRS)) would affect the computation of any financial ratio or requirement set forth in any Financing Document, and either the Company or the Required Holders shall so request, the Company and the holders of the Notes shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Holders); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) the Company shall provide to the holders of the Notes financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.  All references herein to consolidated financial statements of the Company and its Subsidiaries or to the determination of any amount for the Company and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Company is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.”

4.

Amended and Restated Definitions. As of the Effective Date, the following defined terms set forth in Schedule B to the Note Purchase Agreement are hereby amended and restated in their entirety to read as follows:

“Bank Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of October 27, 2021, among the Company, each of the other Obligors party thereto, the Bank Agent and the Bank Lenders from time to time party thereto, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof.

“Cap Rate” means, at any time, the greater of (a) seven and one-quarter percent (7.25%), and (b) the “Cap Rate” as such term (or any equivalent term howsoever defined)

is defined in the Bank Credit Agreement, the Prudential Note Agreement, the Barings Note Agreement, the MetLife Note Agreement or any other Material Credit Facility, as the case may be.

“Capitalized Lease” means any lease that has been or is required to be, in accordance with GAAP, classified and accounted for as a capital lease or financing lease.

“Unsecured Interest Expense” means, for any period, the portion of Consolidated Interest Expense for such period attributable to Unsecured Debt equal to the actual interest expense incurred in respect thereof during such period.

5.

Definition of “Unencumbered Asset Value”. As of the Effective Date, the definition of “Unencumbered Asset Value” set forth in Schedule B to the Note Purchase Agreement is hereby amended by amending and restating clause (c) thereof to read as follows:

“(c)[Intentionally omitted]”

6.

Definition of “Indebtedness”. As of the Effective Date, the definition of “Indebtedness” set forth in Schedule B to the Note Purchase Agreement is hereby amended by amending and restating clause (e) thereof to read as follows:

“(e)indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;”

7.	New Definitions. As of the Effective Date, the following defined terms are hereby incorporated into Schedule B of the Note Purchase Agreement:

“First Amendment Effective Date” means October 27, 2021.

“Material Credit Facility” means, as to the Company and its Subsidiaries,

(a)       the Bank Credit Agreement, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof;

(b)      the Prudential Note Agreement, the Barings Note Agreement and the MetLife Note Agreement; and

(c)       any other agreement(s) or arrangement(s) creating or evidencing indebtedness for borrowed money entered into on or after the First Amendment Effective Date by the Company or any Subsidiary, or in respect of which the Company or any Subsidiary is an obligor or otherwise provides a guarantee, security or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $50,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency), as the same may be amended, supplemented or modified from time to time and any successor or replacement agreement or arrangement; and if no Credit Facility or Credit Facilities equal or exceed such amounts, then the largest Credit Facility shall be deemed to be a Material Credit Facility.

8.	Deleted Definitions. As of the Effective Date, the following defined terms set forth in Schedule B to the Note Purchase Agreement are hereby deleted in their entirety:

“CPD”

“CPD Collateral”

“CPD Note”

“CPD Note Amount”

“CPD Note Event”

“CPD Principal Balance”